Exhibit 99.1
Victoria’s Secret & Co. Adopts
Limited-Duration Shareholder Rights Plan

Board acted in response to substantial accumulation of stock by BBRC

Protects long-term value for all shareholders

Reynoldsburg, Ohio (May 20, 2025)—Victoria’s Secret & Co. (“VS&Co” or the “Company”) (NYSE: VSCO) today announced that its Board of Directors (the “Board”) has approved the adoption of a limited-duration shareholder rights plan (“Rights Plan”) to protect the best interests of all VS&Co shareholders. The Rights Plan is effective immediately and expires in one year.

The Board, in consultation with its independent advisors, adopted the Rights Plan in response to the substantial accumulation of shares of VS&Co’s common stock by BBRC International Pte Limited, an entity controlled by Brett Blundy (collectively with their affiliates, “BBRC”). In deciding to adopt the Rights Plan, the Board considered, among other things, that:

•Starting in March 2025, BBRC began increasing its position in VS&Co to approximately 13% of the outstanding shares;
•After nearly two years of reporting its beneficial ownership as a “passive investor” on Schedule 13G, in February 2024, BBRC began reporting on a Schedule 13D;
•BBRC made acquisitions of the Company’s common stock in violation of U.S. antitrust law for nearly three years by failing to file forms required under the Hart-Scott-Rodino Act and observe the regulatory waiting period, and now has made corrective filings that will enable BBRC to acquire up to 49.99% of the Company’s voting stock once the waiting period has expired, which we expect will be at 11:59 p.m., Eastern Time, on May 21, 2025;
•BBRC has a track record of acquiring controlling interests in retail companies; and
•BBRC recently launched a new business described as a global lingerie, sleepwear and beauty brand.

The Board also took note of the current period of substantial market dislocation in the retail sector and its potential impact on the trading value of the Company’s shares, which the Board does not believe reflects the inherent value of VS&Co’s business or its long-term prospects.

“In light of the circumstances and consistent with its fiduciary duties, the Board determined it was necessary to adopt a rights plan to protect the long-term interests of all Victoria’s Secret shareholders and guard against tactics to gain control of the Company without paying all shareholders an appropriate premium for that control,” said Donna James, Chair of the Board. “The Company has engaged in open and constructive dialogue with Mr. Blundy and other representatives of BBRC over the past three years and appreciates BBRC’s investment in the Company. We value Mr. Blundy’s input as a shareholder and look forward to continuing our dialogue.”

James continued, “Our Board and management team remain focused on effectively managing near-term headwinds in the macro environment, while pursuing a focused strategy to unlock the full potential of our brands and business under our new CEO Hillary Super.”

The Rights Plan is intended to enable all shareholders to realize the long-term value of their investment in VS&Co and ensure they receive fair and equal treatment in the event of any proposed takeover. The Rights Plan is also intended to reduce the likelihood that any person or group gains control of the Company through open-market accumulation or other tactics without paying an appropriate control premium or providing the Board sufficient time to make informed decisions that are in the best interests of the Company and all VS&Co shareholders. The Rights Plan was not adopted in response to any specific proposal to acquire control of the Company and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interest of the shareholders.

About the Rights Plan

The Rights Plan is similar to plans adopted by other publicly-traded companies. Pursuant to the Rights Plan, VS&Co is issuing one right for each share of common stock as of the close of business on May 29, 2025. The rights will initially trade with VS&Co common stock and will generally become exercisable only if any person (or any persons acting as a group) acquires 15% (or 20% for certain passive investors) or more of the outstanding common stock (the “triggering percentage”). The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or VS&Co may exchange each right held by such holders for one share of common stock. Under the Rights Plan, any person that currently owns more than the triggering percentage may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Plan. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board of directors to redeem the rights.

The Rights Plan has a one-year term, expiring on May 18, 2026. The Board may consider an earlier termination of the Rights Plan as circumstances warrant. Further details about the Rights Plan will be contained in a Form 8-K to be filed by VS&Co with the SEC.

About Victoria’s Secret & Co.
Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, apparel, casual sleepwear, swim, lounge and sport as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and PINK, that share a common purpose of supporting women in all they do, and Adore Me, a technology-led, digital first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,380 retail stores in nearly 70 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this press release or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements, and any future performance or financial results expressed or implied by such forward-looking statements are not guarantees of future performance. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “will,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “continue,” “potential” and any similar expressions are intended to identify forward-looking statements. Risks associated with the following factors, among others, could affect our results of operations and financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:
•general economic conditions, inflation, and changes in consumer confidence and consumer spending patterns;
•market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;
•uncertainty in the global trade environment, including the imposition or threatened imposition of tariffs or other trade restrictions;
•our ability to successfully implement our strategic plan;
•difficulties arising from changes and turnover in company leadership or other key positions;
•our ability to attract, develop and retain qualified associates and manage labor-related costs;
•our dependence on traffic to our stores and the availability of suitable store locations on satisfactory terms;
•our ability to successfully operate and expand internationally and related risks;
•the operations and performance of our franchisees, licensees, wholesalers and joint venture partners;
•our ability to successfully operate and grow our direct channel business;
•our ability to protect our reputation and the image and value of our brands;
•our ability to attract customers with marketing, advertising and promotional programs;
•the highly competitive nature of the retail industry and the segments in which we operate;
•consumer acceptance of our products and our ability to manage the life cycle of our brands, remain current with fashion trends, and develop and launch new merchandise, product lines and brands successfully;
•our ability to integrate acquired businesses and realize the benefits and synergies sought with such acquisitions;
•our ability to incorporate artificial intelligence into our business operations successfully and ethically while effectively managing the associated risks;
•our ability to source materials and produce, distribute and sell merchandise on a global basis, including risks related to:
◦political instability and geopolitical conflicts;
◦environmental hazards and natural disasters;
◦significant health hazards and pandemics;
◦delays or disruptions in shipping and transportation and related pricing impacts;
◦foreign currency exchange rate fluctuations; and

◦disruption due to labor disputes;
•our geographic concentration of production and distribution facilities in central Ohio and Southeast Asia;
•the ability of our vendors to manufacture and deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;
•fluctuations in freight, product input and energy costs;
•our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;
•our ability to maintain the security of customer, associate, third-party and company information;
•stock price volatility;
•shareholder activism matters;
•our ability to maintain our credit rating;
•our ability to comply with regulatory requirements; and
•legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 21, 2025.

For further information, please contact:

Victoria’s Secret & Co.:
Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com